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                                                                    EXHIBIT 23.5

             CONSENT OF OPINION RESEARCH CORPORATION INTERNATIONAL

Opinion Research Corporation International ("Opinion Research") hereby consents to the inclusion in the Registration Statement on Form S-4 (File No. 333-50305), as may be amended or supplemented, of Eagle Family Foods Holdings, Inc. and Eagle Family Foods, Inc. (the "Registration Statement") of the female adult brand awareness data for ReaLemon, Eagle Brand and Cremora from studies conducted by Opinion Research and the reference to Opinion Research in the Registration Statement.

                         OPINION RESEARCH CORPORATION INTERNATIONAL

                            /s/ Judi Lescher
                         _________________________________
                         Name:  Judi Lescher

                         Title: Senior Vice President

May 28, 1998